UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8450 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01        Other Events.

On September 21, 2017, the Board of Directors (the “Board”) of Verso Corporation (“Verso” or the “Company”) formed a Strategic Alternatives Committee (the “Committee”), comprised of the following members of the Board:  Alan J. Carr, Eugene I. Davis (Chairman) and Steven D. Scheiwe. The Board has authorized the Committee, with the assistance of Houlihan Lokey Capital, Inc., the Company’s financial advisor, to lead Verso’s continuing efforts to identify and evaluate a range of potential strategic transaction alternatives, including the possible sale of some Verso mills, engage in discussions and oversee the due diligence process with parties potentially interested in transactions with the Company, and recommend to the Board whether any proposed transaction is in the best interests of the Company and its stockholders.  On September 21, 2017 the Company issued a press release announcing the formation of the Committee. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press release issued by the Company on September 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017

VERSO CORPORATION

By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release issued by the Company on September 21, 2017.